Exhibit 99.1

NEWS	Overnite Corporation
P.O. Box 1216
Richmond, VA 23218-1216
(804) 231-8000

October 25, 2004

Contact:
Ira Rosenfeld, Director, OTC
Corporate Communications
(804) 291-5362
Irosenfeld@overnite.com

DO NOT PUBLISH- HOLD FOR RELEASE AFTER 4 P.M. EDT:

OVERNITE CORPORATION REPORTS RECORD REVENUE AND OPERATING INCOME

RICHMOND, VA. — Overnite Corporation (NASDAQ: OVNT) today reported financial results for the quarter and nine months ended September 30, 2004. Results for the quarter and nine months ended September 30, 2004 and 2003 are shown in accordance with generally accepted accounting principles (GAAP). Results for the quarter and nine months ended September 30, 2003 are also shown on a pro forma basis (a non-GAAP measure defined below) as if Overnite Corporation (“Overnite”) had become an independent company on January 1, 2003.

Third Quarter

Operating revenue for the third quarter was a record $429.0 million, an increase of $44.8 million, or 11.7%, from $384.2 million in the third quarter of 2003.

Net income was $22.4 million in the third quarter of 2004, an increase of 46.7% or $7.1 million, as compared to pro forma net income of $15.3 million for the third quarter of 2003. Net income for the third quarter of 2003 was $19.7 million. Third quarter 2004 diluted earnings per share were $0.80 as compared with pro forma diluted earnings per share of $0.55 for the third quarter of 2003.

Operating income for the third quarter of 2004 was $37.4 million, an increase of 40.3%, as compared to pro forma operating income of $26.7 million in the third quarter of 2003. Operating income for the third quarter of 2003 was $28.8 million.

Overnite’s operating ratio (total operating expenses divided by operating revenue) was 91.3% for the third quarter of 2004, compared to 93.1% on a pro forma basis for the third quarter of 2003. The operating ratio was 92.5% for the third quarter of 2003.

“Our folks did a great job providing consistent service, improving quality and focusing on enhancing the customer experience. This customer service focus enabled us to continue growing our revenue both in our base business and in our value added products,” said Leo Suggs, Chairman, Chief Executive Officer and President of Overnite Corporation.

Nine Months

Operating revenue for the nine months of 2004 was $1,226.1 million, an increase of $128.7 million, or 11.7%, from $1,097.4 million for the first nine months of 2003.

Net income was $46.8 million in the first nine months of 2004 compared to pro forma net income of $31.5 million for the first nine months of 2003. Net income for the first nine months of 2003 was $43.7 million. Diluted earnings per share for the first nine months of 2004 were $1.67 as compared with pro forma diluted earnings per share of $1.13 for the first nine months of 2003.

Operating income for the first nine months of 2004 was $80.6 million, an increase of 42.3%, as compared to pro forma operating income of $56.6 million for the first nine months of 2003. Operating income for the first nine months of 2003 was $62.4 million.

Overnite’s operating ratio (total operating expenses divided by operating revenue) was 93.4% for the nine months of 2004, compared to 94.8% on a pro forma basis for the nine months of 2003. The operating ratio was 94.3% for the nine months of 2003.

Business Outlook

Overnite anticipates fourth quarter 2004 earnings per diluted share to be $0.53 to $0.58, and earnings per diluted share for the full year of 2004 to be $2.20 to $2.25.

“With the ongoing dedication of our people, a strong economy and our focus on improving the customer experience, Overnite will continue its growth in sales and profitability,” said Mr. Suggs.

Investor Conference Call and Web Simulcast

Overnite will conduct a conference call on October 26, 2004, at 8:30 a.m. EDT to discuss the third quarter results of 2004, continuing guidance for 2004, and other developments. The number to call for this teleconference is (800) 510-0178 or (617) 614-3450 for international calls. The passcode will be 85009233.

The call also will be webcast live via Overnite’s Web site at http://www.ovnt.com and will be archived there for future playback. The webcast will also be available via StreetEvents at http://www.streetevents.com.

Supplemental financial information is attached, including a discussion of the pro forma financial measures included in this press release and a separate table that reconciles the Consolidated Condensed Statements of Income for the quarter and nine months ended September 30, 2003 to the pro forma amounts.

Additional information is available at Overnite’s Web site: www.ovnt.com. Overnite’s contact for investors is Mike Mahan, (804) 231-8852. Overnite’s media contact is Ira Rosenfeld, (804) 291-5362.

Overnite Corporation is one of America’s leading less-than-truckload transportation companies. Its principal operating company, Overnite Transportation Company, operates in all 50 states, Canada, Puerto Rico, Guam, the U.S. Virgin Islands and Mexico. Its other operating company, Motor Cargo, is a regional less-than-truckload carrier primarily serving the western United States, Canada and Mexico. Together, they form one of the largest less-than-truckload carriers in the United States with over 200 service centers.

FORWARD-LOOKING AND CAUTIONARY STATEMENTS

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include information relating to future events, future financial performance, strategy, expectations, competitive environment, regulation and availability of resources.

Forward-looking statements should not be read as a guarantee of future performance or results. Forward-looking statements are based on information available at the time and/or management’s good faith belief with respect to future events, and are subject to risks and uncertainties that could cause Overnite’s actual performance or results to differ materially from those expressed in the statements. Important factors that could cause such differences include, but are not limited to: whether Overnite is fully successful in implementing its financial and operational initiatives; industry competition, conditions, performance and consolidation; legislative and/or regulatory developments; the effects of adverse general economic conditions, both within the United States and globally; any adverse economic or operational repercussions from terrorist activities, any government response thereto and any future terrorist activities, war or other armed conflicts; changes in fuel prices; changes in labor costs; labor stoppages; the outcome of claims and litigation; natural events such as severe weather, floods and earthquakes; and other factors detailed from time to time in the reports that Overnite files with the Securities and Exchange Commission.

Overnite assumes no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information except to the extent required by applicable securities laws.

OVERNITE CORPORATION

CONSOLIDATED CONDENSED STATEMENTS OF INCOME (Unaudited)

(Thousands of Dollars)

	For the three months Ended September 30,
	2004	2003	Pro forma 2003
Operating Revenue	$429,046	$384,182	$384,182
Operating Expenses:
Salaries, wages and employee benefits	242,983	218,703	219,212
Supplies and expenses	41,083	30,916	30,916
Operating taxes	14,461	13,368	13,368
Claims and insurance	11,882	19,376	19,977
Rents and purchased transportation	43,826	39,582	39,582
Communication and utilities	4,874	5,243	5,243
Depreciation	14,267	14,033	14,147
Other	18,254	14,130	15,070

Total operating expenses	391,630	355,351	357,515

Operating Income	37,416	28,831	26,667
Other Income and Expense:
Interest income from Union Pacific Corporation	—	4,053	—
Interest expense	1,353	263	1,372
Other income (expense)	7	(9)	(9)

Income before Income Taxes	36,070	32,612	25,286
Income tax expense	13,640	12,894	9,997

Net Income	$22,430	$19,718	$15,289

Net income per share – basic	$0.81	$0.72	$0.55
Net income per share – diluted	$0.80	$0.72	$0.55
Number of shares – basic	27,766,403	27,500,000	27,766,403
Number of shares – diluted	27,974,393	27,500,000	27,974,393

Operating Ratio	91.3%	92.5%	93.1%

Operating Statistics			% Change
Gross Weight hauled (millions of pounds):
LTL(1)	2,359.3	2,202.3	7.1%
Truckload(1)	455.7	382.3	19.2

Total	2,815.0	2,584.6	8.9%

Shipments (000’s)
LTL(1)	2,465.0	2,476.5	(0.5)%
Truckload(1)	32.1	27.2	18.0
Dedicated truckload	22.6	18.4	22.8

Total	2,519.7	2,522.1	(0.1)%

LTL weight per LTL shipment (pounds)(1)	957	889	7.6%
Length of Haul (miles)	768	787	(2.4)
LTL revenue including fuel surcharge	$377,124	$342,780	10.0
TL revenue including fuel surcharge	$28,482	$23,589	20.7
LTL revenue per CWT (including fuel surcharge)(1)	$15.98	$15.56	2.7
LTL revenue per CWT (excluding fuel surcharge)(1)	$15.02	$15.11	(0.6)
TL revenue per CWT (including fuel surcharge)(1)	$6.25	$6.17	1.3
TL revenue per CWT (excluding fuel surcharge)(1)	$5.78	$5.99	(3.5)

(1)	Effective January 1, 2004 less than truckload (LTL) weight, shipments, LTL weight per LTL shipment and LTL revenue per CWT include all shipments with weight under 10,000 pounds. Truckload (TL) weight and shipments include shipments with weight of 10,000 pounds or more. Previously, LTL and TL shipments and weight were determined by weight as well as the size of the shipment.
Weight, shipments, LTL weight per LTL shipment and LTL revenue per CWT for the third quarter of 2003 have been calculated on a consistent basis with the definition described above which became effective January 1, 2004.

OVERNITE CORPORATION

CONSOLIDATED CONDENSED STATEMENTS OF INCOME (Unaudited)

(Thousands of Dollars)

	For the nine months Ended September 30,
	2004	2003	Pro forma 2003
Operating Revenue	$1,226,105	$1,097,390	$1,097,390
Operating Expenses:
Salaries, wages and employee benefits	710,226	647,458	648,902
Supplies and expenses	111,076	91,533	91,533
Operating taxes	42,639	39,699	39,699
Claims and insurance	38,951	44,459	46,257
Rents and purchased transportation	130,195	112,959	112,959
Communication and utilities	15,318	15,903	15,903
Depreciation	44,199	42,787	43,093
Other	52,889	40,169	42,402

Total operating expenses	1,145,493	1,034,967	1,040,748

Operating Income	80,612	62,423	56,642
Other Income and Expense:
Interest income from Union Pacific Corporation	—	11,022	—
Interest expense	3,989	1,032	4,535
Other income	137	288	288

Income before Income Taxes	76,760	72,701	52,395
Income tax expense	29,984	28,952	20,865

Net Income	$46,776	$43,749	$31,530

Net income per share – basic	$1.69	$1.59	$1.13
Net income per share – diluted	$1.67	$1.59	$1.13
Number of shares – basic	27,764,158	27,500,000	27,764,158
Number of shares – diluted	27,905,251	27,500,000	27,905,251
Operating Ratio	93.4%	94.3%	94.8%

Operating Statistics			% Change
Gross Weight hauled (millions of pounds):
LTL(1)	6,949.3	6,329.8	9.8%
Truckload(1)	1,382.3	1,129.5	22.4

Total	8,331.6	7,459.3	11.7%

Shipments (000’s)
LTL(1)	7,303.0	7,172.3	1.8%
Truckload(1)	96.7	79.7	21.3
Dedicated truckload	63.6	58.9	8.0

Total	7,463.3	7,310.9	2.1%

LTL weight per LTL shipment (pounds)(1)	952	883	7.8%
Length of Haul (miles)	769	780	(1.4)
LTL revenue including fuel surcharge	$1,079,781	$979,108	10.3
TL revenue including fuel surcharge	$81,793	$66,994	22.1
LTL revenue per CWT (including fuel surcharge)(1)	$15.54	$15.47	0.5
LTL revenue per CWT (excluding fuel surcharge)(1)	$14.75	$14.98	(1.5)
TL revenue per CWT (including fuel surcharge)(1)	$5.92	$5.93	(0.2)
TL revenue per CWT (excluding fuel surcharge)(1)	$5.55	$5.74	(3.3)

(1)	Effective January 1, 2004 less than truckload (LTL) weight, shipments, LTL weight per LTL shipment and LTL revenue per CWT include all shipments with weight under 10,000 pounds. Truckload (TL) weight and shipments include shipments with weight of 10,000 pounds or more. Previously, LTL and TL shipments and weight were determined by weight as well as the size of the shipment.

Weight, shipments, LTL weight per LTL shipment and LTL revenue per CWT for the first nine months of 2003 have been calculated on a consistent basis with the definition described above which became effective January 1, 2004.

OVERNITE CORPORATION

CONSOLIDATED CONDENSED STATEMENTS OF FINANCIAL POSITION

(Unaudited)

	(Thousands of Dollars)
	As of
	September 30, 2004	December 31, 2003
Assets
Current Assets
Cash and cash equivalents	$53,275	$11,068
Accounts receivable	183,870	152,285
Other current assets	28,594	34,905

Total current assets	265,739	198,258
Net properties	502,490	499,446
Total other assets	129,392	133,026

Total assets	$897,621	$830,730

Liabilities and Common Shareholders’ Equity
Current liabilities	$230,959	$201,846
Non-current liabilities:
Long term debt	103,125	115,500
Other non-current liabilities	135,540	132,316

Total non-current liabilities	238,665	247,816
Common shareholders’ equity	427,997	381,068

Total liabilities and common shareholders’ equity	$897,621	$830,730

OVERNITE CORPORATION

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS (Unaudited)

	(Thousands of Dollars)
	Nine Months Ended September 30, 2004	Nine Months Ended September 30, 2003 (a)
Cash provided by operating activities:
Net income	$46,776	$43,749
Depreciation	44,199	42,787
Change in current assets and liabilities	(5,552)	20,775
Other	20,761	2,575

Cash provided by operating activities	106,184	109,886

Cash used in investing activities:
Capital investment, net of sales proceeds	(47,242)	(42,725)

Cash used in investing activities	(47,242)	(42,725)

Cash provided by (used in) financing activities:
Repayment of debt	(13,375)	—
Dividends paid to shareholders	(3,360)	—
Dividends and advances paid to Union Pacific Corporation, net	—	(63,423)
Cash overdraft	—	(2,979)

Cash provided by (used in) financing activities	(16,735)	(66,402)

Net change in cash:	42,207	759
Cash at beginning of period	11,068	2,086

Cash at end of period	$53,275	$2,845

(a)	The Consolidated Condensed Statement of Cash Flows for the period ended September 30, 2003 is not adjusted for the pro forma effects as if the Company were an independent entity. As a result, net income for the period does not include stand-alone operating expenses or interest expense. Furthermore, 2003 results include intercompany interest income which is no longer earned.

Pro forma Results

Overnite became a stand-alone company on November 5, 2003, as a result of a divestiture by Union Pacific Corporation (UPC). Pro forma results have been provided to present results as if Overnite were an independent, stand-alone public entity for the third quarter and first nine months of 2003.

These pro forma financial measures are alternatives to measures determined in accordance with GAAP. They should not be considered in isolation or as an alternative to measures determined in accordance with GAAP. Set forth below is a reconciliation of these non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP.

Management believes these non-GAAP financial measures are more reflective of continuing operations as they present investors with information about the impact of the divestiture from UPC and the related initial public offering on the Corporation’s operations and, in doing so, improve transparency to investors and enhance period-to-period comparability of operations and financial performance.

Pro forma operating income for the third quarter and first nine months of 2003 includes stand-alone operating expenses equivalent to the third quarter and first nine months of 2004, as shown below, and is calculated as if the divestiture had occurred on January 1, 2003.

Pro forma net income for the third quarter and first nine months of 2003 excludes the after-tax effects of $4.1 million and $11.0 million, respectively, of intercompany interest income received from UPC. Pro forma net income also includes the after-tax effects of incremental stand-alone operating expenses and includes the after-tax effects of interest expense as if the divestiture had occurred on January 1, 2003. The tables below shows the calculation of pro forma net income for the quarter and nine months ended September 30, 2003.

OVERNITE CORPORATION

PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF INCOME

(Unaudited)

(Thousands of Dollars)

	For the three months ended September 30, 2003
	Actual	Pro Forma Adjustments (a)		Pro Forma
Operating Revenue	$384,182	$—		$384,182
Operating Expenses:
Salaries, wages and employee benefits	218,703	509	(b)	219,212
Supplies and expenses	30,916			30,916
Operating taxes	13,368			13,368
Claims and insurance	19,376	601	(c)	19,977
Rents and purchased transportation	39,582			39,582
Communication and utilities	5,243			5,243
Depreciation	14,033	114	(d)	14,147
Other	14,130	940	(e)	15,070

Total operating expenses	355,351	2,164		357,515

Operating Income	28,831	(2,164)		26,667
Other Income and Expense:
Interest income from Union Pacific Corporation	4,053	(4,053	)(f)	—
Interest expense	263	1,109	(g)	1,372
Other expense	(9)			(9)

Income before Income Taxes	32,612	(7,326)		25,286
Income tax expense	12,894	(2,897)		9,997

Net Income	$19,718	$(4,429)		$15,289

Operating Ratio	92.5%			93.1%

Net income per share:
Basic	$0.72			$0.55	(h)
Diluted	$0.72			$0.55	(h)

Weighted average number of shares outstanding(h):
Basic	27,500,000			27,766,403
Diluted	27,500,000			27,974,393

Notes:

(a)	Overnite Corporation became a stand-alone company on November 5, 2003. Pro forma adjustments are included and calculated to provide information as if Overnite Corporation had been a stand-alone company for the entire three months of the third quarter of 2003.
(b)	Adjustment reflects incremental salaries, wages and benefits.
(c)	Adjustment to reflect incremental costs for directors and officers and various other insurance coverages.
(d)	Adjustment to reflect incremental depreciation.
(e)	Adjustment to reflect incremental legal fees and other professional fees.
(f)	Intercompany interest from Union Pacific Corporation was earned on a monthly basis in periods prior to November 5, 2003. This intercompany interest is no longer earned and will not be earned in future periods.
(g)	Adjustment to reflect interest expense related to debt incurred as part of the divestiture of Union Pacific Corporation.
(h)	The pro forma earnings per share calculations above have been presented assuming all basic and diluted shares were outstanding as of January 1, 2003.

OVERNITE CORPORATION

PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF INCOME

(Unaudited)

(Thousands of Dollars)

	For the nine months ended September 30, 2003
	Actual	Pro Forma Adjustments (a)		Pro Forma
Operating Revenue	$1,097,390	$—		$1,097,390
Operating Expenses:
Salaries, wages and employee benefits	647,458	1,444	(b)	648,902
Supplies and expenses	91,533			91,533
Operating taxes	39,699			39,699
Claims and insurance	44,459	1,798	(c)	46,257
Rents and purchased transportation	112,959			112,959
Communication and utilities	15,903			15,903
Depreciation	42,787	306	(d)	43,093
Other	40,169	2,233	(e)	42,402

Total operating expenses	1,034,967	5,781		1,040,748

Operating Income	62,423	(5,781)		56,642
Other Income and Expense:
Interest income from Union Pacific Corporation	11,022	(11,022	)(f)	—
Interest expense	1,032	3,503	(g)	4,535
Other income	288			288

Income before Income Taxes	72,701	(20,306)		52,395
Income tax expense	28,952	(8,087)		20,865

Net Income	$43,749	$(12,219)		$31,530

Operating Ratio	94.3%			94.8%

Net income per share:
Basic	$1.59			$1.13	(h)
Diluted	$1.59			$1.13	(h)

Weighted average number of shares outstanding(h):
Basic	27,500,000			27,764,158
Diluted	27,500,000			27,905,251

Notes:

(a)	Overnite Corporation became a stand-alone company on November 5, 2003. Pro forma adjustments are included and calculated to provide information as if Overnite Corporation had been a stand-alone company for the entire nine months of 2003.
(b)	Adjustment reflects incremental salaries, wages and benefits.
(c)	Adjustment to reflect incremental costs for directors and officers and various other insurance coverages.
(d)	Adjustment to reflect incremental depreciation.
(e)	Adjustment to reflect incremental legal fees and other professional fees.
(f)	Intercompany interest from Union Pacific Corporation was earned on a monthly basis in periods prior to November 5, 2003. This intercompany interest is no longer earned and will not be earned in future periods.
(g)	Adjustment to reflect interest expense related to debt incurred as part of the divestiture of Union Pacific Corporation.
(h)	The pro forma earnings per share calculations above have been presented assuming all basic and diluted shares were outstanding as of January 1, 2003.